Exhibit 10.200

EIGHTH AMENDMENT TO
ERIE INSURANCE GROUP
RETIREMENT PLAN FOR EMPLOYEES

(As Amended and Restated effective December 31, 2014)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Retirement Plan for Employees (the “Plan”) under an amendment and restatement effective December 31, 2014;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company wishes to amend the Plan to change the basis for making certain actuarial computations under the Plan.

NOW, THEREFORE, effective as of December 31, 2018, Section 2.11 of the Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

2.11
“Compensation” for any period shall mean the rate of base compensation of a Covered Employee from the Employers during the period. For this purpose, “base compensation” shall mean regular base salary in the case of an employee compensated on a salaried basis, and regular base wages in the case of an employee compensated on an hourly basis, and in all cases shall exclude Form W-2 income in the form of overtime compensation, bonuses, commissions, deferred compensation plan payments, severance pay under any severance benefit plan and any other form of special or extraordinary compensation, but shall include Form W-2 income paid as a lump sum in lieu of merit increase and compensation excluded from Form W-2 income because of salary reduction agreements in connection with plans described in Section 125, 132(f)(4) or 401(k) of the Code, or resulting from deferred compensation contracts for the period in question. Compensation shall exclude any differential wage payments made on behalf of a Covered Employee who is on military leave. Effective for each Plan Year beginning on and after December 31, 1989, in no event shall the amount of Compensation taken into account under the Plan exceed the adjusted annual limitation permitted under Section 401(a)(17) of the Code for such Plan Year. Such adjusted annual limitation shall be, for each Plan Year beginning on and after December 31, 2001, $200,000 (as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code). For purposes of determining benefit accruals in any given Plan Year beginning after December 31, 2001, the annual compensation limitation for any determination period after December 31, 1993 and before December 31, 2001, shall be $200,000.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 23rd day of December, 2019.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Maureen Krowicki	By: /s/ Brian W. Bolash

Title: Senior Vice President

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